UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 13, 2015
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GOOGLE INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 253-0000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
In November 2014, Larry Page and Sergey Brin each adopted new stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the policies of Google Inc. (“Google”) regarding stock transactions. The newly adopted trading plans were designed to replace their 2009 stock trading plans that expired in January 2015. In the future, Larry and Sergey will begin selling a portion of their Google stock pursuant to the newly adopted stock trading plans.
Larry is a Co-Founder, director of Google, and serves as Google’s Chief Executive Officer, and Sergey is a Co-Founder and director of Google.
These pre-arranged stock trading plans were adopted in order to allow Larry and Sergey to sell a portion of their Google stock over time as part of their long-term strategies for individual asset diversification and liquidity. The stock transactions pursuant to these plans will be disclosed publicly through Form 4 and Form 144 filings with the U.S. Securities and Exchange Commission. Using these plans, they will diversify their investment portfolios and spread stock trades out over an extended period of time to reduce market impact. Because these plans were established well in advance of any trade being made pursuant to them, they also help avoid concerns about whether these officers had material, non-public information when they made a decision to sell their stock.
As of January 30, 2015, Larry and Sergey held approximately 44.6 million shares of Class B common stock, which represents approximately 13.1% of Google’s outstanding Class A and Class B common stock, taken together, and approximately 54.6% of the voting power of Google’s outstanding voting stock. Larry and Sergey also hold 44.6 million shares of non-voting Class C capital stock, which represents 13.1% of Google's outstanding non-voting Class C capital stock. Under the terms of the newly adopted Rule 10b5-1 trading plans, and as a part of a two-year diversification plan, Larry and Sergey each intends to sell approximately 2 million shares of each Class B common stock (converted into Class A common stock) and non-voting Class C capital stock. If Larry and Sergey complete all the planned sales under these newly adopted Rule 10b5-1 stock trading plans, they would continue to collectively own approximately 40.6 million shares of Class B common stock, which would represent approximately 11.9% of Google’s outstanding Class A and Class B common stock, taken together, and approximately 52.0% of the voting power of Google’s outstanding voting stock (assuming no other issuances, repurchases, sales or conversions of Google voting stock occur). After the planned sales, they would also collectively own approximately 40.6 million shares of non-voting Class C capital stock, which would represent approximately 11.9% of Google's outstanding non-voting Class C capital stock (assuming no other issuances, repurchases or sales of non-voting Class C capital stock occur).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2015

GOOGLE INC.
/S/ KENT WALKER
Kent Walker
Senior Vice President and General Counsel